Exhibit 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United

States Code.

May 10, 2005

Kenneth L. Donahue, the Chief Financial Officer of United Security Bancshares certifies:

1.               that this quarterly  report on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               that information contained in this quarterly report on Form 10-Q for the period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ Kenneth L. Donahue
Kenneth L. Donahue
Senior Vice President and
Chief Financial Officer